UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2005

FORCE PROTECTION, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 2, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 13, 2005, the U.S. Department of Defense has awarded us a procurement contract for approximately 120 mine-protected Cougar Joint Explosive Ordnance Disposal Rapid Response Vehicles. The first delivery order under the contract is for 71 vehicles at an amount not to exceed $45.7 million. Under the contract, funded by the Joint Improvised Explosive Device Defeat Task Force, we will manufacture the vehicles and provide program management and logistics support.

The description of the transaction contained herein is qualified in its entirety by reference to the Order for Supplies and Services filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Order for Supplies and Services dated May 13, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)
Date May 18, 2005

/s/ Gordon McGilton
(Signature)
Print Name: Gordon McGilton
Title: Chief Executive Officer